UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    July 22, 2006

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

12377 Merit Drive
Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Merger Agreement

On July 22, 2006, Winchester Acquisition, LLC (“Buyer”), a wholly-owned subsidiary of EXCO Resources, Inc. (“EXCO”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Progress Fuels Corporation (“PFC”), Winchester Energy Company, Ltd. (“WEC Ltd.”), and WGC Holdco, LLC, whereby EXCO will acquire all of the equity interests of WEC Ltd. (the “Merger”).

In the Merger, Buyer will pay PFC approximately $1.2 billion in cash, subject to certain purchase price adjustments (reflecting (i) certain of WEC Ltd.’s capital costs, transaction payments, and gas imbalances, (ii) WEC Ltd.’s EBITDA from May 1, 2006 until closing, and (iii) WEC Ltd.’s working capital at closing, all as set forth in detail in the Merger Agreement), and will acquire certain producing and undeveloped oil and natural gas properties located in East Texas and North Louisiana, six gathering systems with approximately 300 miles of pipe and a 54 mile pipeline. The closing of the Merger is subject to customary closing conditions, including antitrust clearance and receipt of certain third-party consents. Closing is expected to occur on or about October 2, 2006.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Guaranty

On July 22, 2006, in connection with the Merger Agreement, EXCO entered into an agreement (the “Guaranty”) with PFC to guarantee the payment by Buyer of the purchase price at the closing pursuant to the terms of the Merger Agreement and the performance by Buyer of all covenants required to be performed by it prior to closing pursuant to the terms of the Merger Agreement. EXCO’s obligations under the Guaranty will terminate on the earlier to occur of the closing or the termination of the Merger Agreement pursuant to its terms.

The foregoing description of the Guaranty is not complete and is qualified in its entirety to the full text of the Guaranty, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 24, 2006, EXCO issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1. In accordance with general instruction B.2 to Form 8-K, such information is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

2.1*                          Merger Agreement, dated July 22, 2006, by and among Winchester Acquisition, LLC, Progress Fuels Corporation, Winchester Energy Company, Ltd., and WGC Holdco, LLC.

10.1                           Payment Performance Guaranty, dated July 22, 2006, by and between Progress Fuels Corporation and EXCO Resources, Inc.

99.1                           Press Release, dated July 24, 2006.

*   The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. EXCO will furnish copies of such schedules to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: July 24, 2006	By:	/s/ J. Douglas Ramsey
J. Douglas Ramsey, Ph.D.
Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
2.1*	Merger Agreement, dated July 22, 2006, by and among Winchester Acquisition, LLC, Progress Fuels Corporation, Winchester Energy Company, Ltd., and WGC Holdco, LLC.

10.1	Payment Performance Guaranty, dated July 22, 2006, by and between Progress Fuels Corporation and EXCO Resources, Inc.

99.1	Press Release, dated July 24, 2006.

*   The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. EXCO will furnish copies of such schedules to the Securities and Exchange Commission upon request.